Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

CervoMed Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(2)		Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	280,957	(3)	$2.64		$741,727	$0.00015310	$113.56
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	67,152	(3)	$2.15		$144,377	$0.00015310	$22.11
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	3,404	(4)	$11.91	(5)	$40,542	$0.00015310	$6.21
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	11,349	(4)	$11.91	(5)	$135,167	$0.00015310	$20.70
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	32,000	(4)	$12.53	(5)	$400,960	$0.00015310	$61.39
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	22,689	(4)	$12.53	(5)	$284,294	$0.00015310	$43.53
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	2,270	(4)	$12.53	(5)	$28,444	$0.00015310	$4.36
Total Offering Amount							$1,775,511		$271.86
Total Fees Previously Paid									-
Total Fee Offsets									-
Net Fee Due									$271.86

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall be deemed to also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of CervoMed Inc. (the “Registrant”) that becomes issuable with respect to the securities identified in the above table, by reason of any stock splits, stock dividend, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other similar transactions.

(2) This calculation is made solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The offering price per share and the aggregate offering price (i) with respect to shares of Common Stock subject to awards outstanding under the 2015 Plan (as defined below), are based on the weighted average exercise price of such awards, and (ii) with respect to shares of Common Stock reserved and available for issuance under the 2015 Plan, on the basis of $2.15, the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Stock Market LLC on March 11, 2025.

(3) Represents 348,109 shares of Common Stock of the Registrant available for issuance under the Registrant’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”) by operation of the 2015 Plan’s evergreen provision including (i) 280,957 shares of Common Stock subject to outstanding awards with an average weighted exercise price of $2.64 and (ii) 67,152 shares of Common Stock reserved and available for future issuance.

(4) The number of shares of Common Stock stated above consists of up to an aggregate of 71,712 shares of Common Stock issuable upon the exercise of stock options (the “Inducement Options”) granted to pursuant to non-qualified stock option agreements, by and between the Registrant and five employees, which Inducement Options were granted on November 7, 2024 (three awards) and December 6, 2024 (two awards) in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to their entering into employment with the Registrant (collectively, the “Inducement Option Agreements”). The maximum number of shares which may be sold upon the exercise of the Inducement Options is subject to adjustment in accordance with certain anti-dilution and other provisions of the Inducement Option Agreements. Accordingly, pursuant to Rule 416 under the Securities Act, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(5) The offering price per share and the maximum aggregate offering price for shares issuable upon exercise of the Inducement Options are based on the exercise price of such options.